SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-32143

Date of Report: April 15, 2010

ECOSYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3148296
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10119
(Address of principal executive offices)	(Zip Code)
(212) 994-5374
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On April 15, 2010 EcoSystem Corporation (the “Company”) entered into a Cancellation Agreement with the parties to the following agreements:

•
Unit Subscription Agreement dated July 24, 2009 with Copperbottom Investments, Ltd., Absentia Holdings, Ltd., On Time Investments, Ltd., Agri-Technologies, Ltd., and Britannia Securities International, Ltd.;

•
Account Management Agreement dated July 24, 2009 with Elco Securities Ltd., Viridis Capital LLC, Copperbottom Investments, Ltd., Absentia Holdings, Ltd., On Time Investments, Ltd., Agri-Technologies, Ltd., and Britannia Securities International, Ltd.;

•	Unit Subscription Agreement dated October 30, 2009 with RND Company, Ltd., Rooftop Holdings, Ltd., and Sequence Investments, Ltd.; and
•	Account Management Agreement dated October 30, 2009 with Elco Securities Ltd., Viridis Capital LLC, RND Company, Ltd., Rooftop Holdings, Ltd., and Sequence Investments, Ltd.

The Cancellation Agreement terminates each of the aforesaid agreements.  The Series E Preferred Stock and warrants issued pursuant to the agreements are cancelled.  The Company is required to issue 625,000 shares of its common stock (a total of 5,00,000 shares) to each of Copperbottom Investments, Ltd., Absentia Holdings, Ltd., On Time Investments, Ltd., Agri-Technologies, Ltd., Britannia Securities International, Ltd., RND Company, Ltd., Rooftop Holdings, Ltd., and Sequence Investments, Ltd. The Company is also required to issue 100,000 shares of common stock to Elco Securities Ltd.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a
Cancellation Agreement dated April 15, 2010 among EcoSystem Corporation, Copperbottom Investments, Ltd., Absentia Holdings, Ltd., On Time Investments, Ltd., Agri-Technologies, Ltd., and Britannia Securities International, Ltd., Elco Securities Ltd., Viridis Capital LLC, RND Company, Ltd., Rooftop Holdings, Ltd., and Sequence Investments, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2010                                                                           ECOSYSTEM CORPORATION

By:           /s/ Kevin Kreisler
                      Kevin Kreisler
     Chairman